UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2009

BH/RE, L.L.C.

(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Blvd. South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 785-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On May 7, 2009, OpBiz, LLC (“OpBiz”) and PH Fee Owner, LLC, (subsidiaries of BH/RE, L.L.C and collectively, the “Borrower”), Planet Hollywood International, Inc., Planet Hollywood (Region IV), Inc., Planet Hollywood Memorabilia, Inc., Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd., Bay Harbour Master Ltd., Douglas Teitelbaum, and Robert Earl,  and Wells Fargo Bank, N.A., as Trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (the “Lender”) entered into a third modification (the “Modification”) of the existing Loan Agreement, dated November 30, 2006, between Borrower and Column Financial, Inc. (the “Loan Agreement”).

The Modification provides for up to $9 million of the Interest Reserve Fund (as defined in the Loan Agreement) to be available to Borrower for monthly debt service.  The Loan Agreement has two remaining one year extension options available (the second and third extension options).  As a condition to exercising each of the second and third extension options, the Borrower must replenish the Interest Reserve Account (as defined in the Loan Agreement) to an amount sufficient to achieve a Debt Service Coverage Ratio (as defined in the Loan Agreement) of 1.05:1.00  and 1.10:1:0, respectively, using the specified terms and parameters outlined in the Loan Agreement.  Failure to replenish the Interest Reserve Account is an Event of Default (as defined in the Loan Agreement) and a Specified Event (as defined in the Modification).  A Specified Event means the occurrence of certain events, including (a) failure of the Borrower to make certain payments as required by the Modification or the Loan Agreement; (b) certain Events of Default under the Loan Agreement; and (c) an Event of Default under the Modification resulting from failure to pay amounts owed to Lender, failure to pay certain taxes, the incurrence of additional indebtedness in violation of the terms of the Loan Agreement, and the imposition of any lien encumbering the collateral of the loan (for the purpose of a Specified Event, an Event of Default means a Default (as defined in the Loan Agreement) that continues after the applicable notice and cure or grace periods under the terms of the Loan Agreement and related documents).

Within ten days after Lender’s written demand after the occurrence of a Specified Event as determined by Lender in its sole but good faith discretion, Borrower, MezzCo, L.L.C. (“MezzCo”) and TSP Owner LLC shall deliver to Lender (i) one or more deeds conveying fee simple title to all portions of the Property (as defined in the Loan Agreement); (ii) one or more assignments conveying membership interests of MezzCo in OpBiz; and (iii) all other documents and instruments to Lender that may be required to enable Lender to obtain title insurance coverage with respect to fee simple property.

The foregoing description of the Modification described above does not purport to be complete and is qualified in its entirety by reference to the Modification, which is filed herewith as an Exhibit, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1                         Third Modification Agreement dated May 7, 2009 by and among Wells Fargo Bank, N.A., as trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, PH Fee Owner LLC,OpBiz, L.L.C., Planet Hollywood International, Inc., Planet Hollywood (Region IV), Inc., Planet Hollywood Memorabilia, Inc., Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd., Bay Harbour Master Ltd., Douglas Teitelbaum, and Robert Earl.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

May 13, 2009	By:	/s/ Donna Lehmann
Donna Lehmann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Modification Agreement dated May 7, 2009 by and among Wells Fargo Bank, N.A., as trustee for the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, PH Fee Owner LLC, OpBiz, L.L.C., Planet Hollywood International, Inc., Planet Hollywood (Region IV), Inc., Planet Hollywood Memorabilia, Inc., Trophy Hunter Investments, Ltd., Bay Harbour 90-1, Ltd., Bay Harbour Master Ltd., Douglas Teitelbaum , and Robert Earl.